UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 9, 2017

SPECTRUM BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

SB/RH HOLDINGS, LLC
(Exact name of registrant as specified in its charter)

Delaware	333-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3001 Deming Way
Middleton, Wisconsin 53562
(Address of principal executive offices)
(608) 275-3340
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.          Regulation FD Disclosure.

On May 9, 2017, Spectrum Brands Holdings, Inc. (the “Company”) issued a press release, which is attached hereto as Exhibit 99.1.
The information disclosed pursuant to this Item 7.01 (including the information disclosed in the press release attached hereto as Exhibit 99.1) shall be deemed “furnished” and not “filed” for purposes of applicable securities laws and such information shall not be deemed to be incorporated by reference into any registration statement, offering document or any other filing of Spectrum Brands or its affiliates pursuant to applicable securities laws, notwithstanding any statement which may appear in another document purporting to incorporate this report therein.

Item 8.01.          Other Events.

On May 9, 2017, the Company announced that its wholly-owned subsidiary, Spectrum Brands, Inc. (“Spectrum Brands”) is launching a transaction which, if successful, would increase its U.S dollar denominated term loan facility from $1.0 billion to $1.25 billion but would otherwise maintain the existing terms of the facility. Spectrum Brands expects to close this transaction in May of 2017. The proceeds of the borrowing will be used for general corporate purposes, including funding acquisitions.

Item 9.01.          Financial Statements and Exhibits.

(d)          Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated May 9, 2017.

Cautionary Note Regarding Forward-Looking Statements.

Certain matters discussed herein and other oral and written statements by representatives of Spectrum Brands and its affiliates are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the proposed transaction described above and the use of proceeds therefrom, including pending and future acquisitions, and statements identified by words such as “future,” “anticipate,” “intend,” “plan,” “estimate,” “believe,” “expect,” “project,” “forecast,” “could,” “would,” “should,” “will,” “may,” and similar expressions of future intent or the negative of such terms. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this report.
Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) our ability to finance, complete, integrate, and to realize synergies from acquisitions, (3) risks related to changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in retailer and consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global capital markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) risks related to the United Kingdom’s 2016 referendum, which called for its exit from the European Union, (10) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (11) Spectrum Brands’ ability to identify, develop and retain key employees, or (12) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the filings pursuant to the federal securities laws of each of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including each of their most recently filed Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q.
Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market. Spectrum Brands also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this report. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.
SPECTRUM BRANDS HOLDINGS, INC.

SB/RH HOLDINGS, LLC

By:	/s/ Nathan E. Fagre
Name:	Nathan E. Fagre
Title:	Senior Vice President, Secretary and General Counsel

Dated: May 9, 2017